SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 25, 2010

POWER SPORTS FACTORY, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

300 Walnut Street, Philadelphia, PA	19106
(Address of Principal Executive Offices)	Zip Code)

Registrant's telephone number, including area code:  (267) 546-9073

      Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

We entered into a Loan Agreement (the “Loan Agreement”), dated May 25, 2010, by and between Juggernaut Financial Group, LLC (“Lender”) and Power Sports Factory, Inc., pursuant to which the Lender advanced a loan of $100,000 (the “Loan”) to us. The Loan bears interest at the rate of ten (10%) percent per annum, and is due 90 days after delivery of the funds to us, which took place on June 1, 2010. We can prepay the Loan at any time prior to maturity without penalty. We paid a loan origination fee of $7,000, plus two of our bikes from inventory.

An event of default will occur under the Loan documents if any of the following events occurs: (a) failure to pay any principal or interest hereunder on the day it becomes due without notice from the Lender; (b) if any representation or warranty made by the Company in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by the Company to the Lender is untrue in any material respect at the time when made; (c) default by the Company in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct event of default under Paragraph 8 of the Loan Agreement; (d) filing by the Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against the Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for ninety (90) days undismissed, unbonded, or undischarged.

In connection with the Loan, we pledged 12,500,000 treasury shares of our common stock, which shares have piggyback rights if we file a registration statement under the Securities Act of 1933, as amended. During the term of the pledge agreement, if our common stock closes at $.009 per share on any trading day, the Company is required immediately to pledge and deliver 20,000,000 shares as additional collateral under the pledge agreement. If our common stock closes at $.007 per share on any trading day, the Company is required immediately to pledge and deliver an additional 10,000,000 shares, for a total of 30,000,000 additional shares, as additional collateral under the pledge agreement.

We also issued the Lender a two-year warrant to purchase 3,000,000 shares of our common stock, at an exercise price of $.03 per share, which shares have similar registration rights.

FOR THE TERMS OF THE LOAN AGREEMENT AND RELATED AGREEMENTS WITH THE LENDER, PLEASE REFER TO THE COPIES OF THESE AGREEMENTS FILED AS EXHIBITS TO THIS REPORT.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10(m)	Form of Agreement of Repayment, dated as of May 25, 2010, between Juggernaut Financial Group, LLC. and the Company.
10(n)	Loan Agreement, dated as of May 25, 2010, between Juggernaut Financial Group, LLC and the Company.
10(o) Form of Promissory Note of the Company, dated as of May 25, 2010, in the principal amount of $100,000, in favor of Juggernaut Financial Group, LLC.
10(p)	Stock Pledge Agreement, dated as of May 25, 2010, between the Company and Juggernaut Financial Group, LLC.
10(q)	Two-year Warrant of the Company to purchase 3,000,000 shares of common stock, issued to Juggernaut Financial Group, LLC. on May 25, 2010.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

Date: June 4, 2010	By:	/s/ Shawn Landgraf
Shawn Landgraf, Chief Executive Officer

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